Exhibit 4.5

AVISTA CORPORATION

TO

CITIBANK, N.A.

As Successor Trustee under

Mortgage and Deed of Trust,

dated as of June 1, 1939

Forty-eighth Supplemental Indenture

Providing among other things for two series of bonds designated

“First Mortgage Bonds, Collateral Series 2010A”

Due October 1, 2032

and

“First Mortgage Bonds, Collateral Series 2010B”

Due March 1, 2034

Dated as of December 1, 2010

FORTY-EIGHTH SUPPLEMENTAL INDENTURE

THIS INDENTURE, dated as of the 1st day of December, 2010, between AVISTA CORPORATION (formerly known as The Washington Water Power Company), a corporation of the State of Washington, whose post office address is 1411 East Mission Avenue, Spokane, Washington 99202 (the “Company”), and CITIBANK, N.A., formerly First National City Bank (successor by merger to First National City Trust Company, formerly City Bank Farmers Trust Company), a national banking association incorporated and existing under the laws of the United States of America, whose post office address is 388 Greenwich Street, 14th Floor, New York, 10013 New York (the “Trustee”), as Trustee under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, this indenture (the “Forty-eighth Supplemental Indenture”) being supplemental to the Original Mortgage, as heretofore supplemented and amended.

WHEREAS pursuant to a written request of the Company made in accordance with Section 103 of the Original Mortgage, Francis M. Pitt (then Individual Trustee under the Mortgage, as supplemented) ceased to be a trustee thereunder on July 23, 1969, and all of his powers as Individual Trustee have devolved upon the Trustee and its successors alone; and

WHEREAS by the Original Mortgage the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Original Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

WHEREAS the Company has heretofore executed and delivered, in addition to the Original Mortgage, the indentures supplemental thereto, and has issued the series of Bonds, set forth in Exhibit A hereto (the Original Mortgage, as supplemented and amended by the First through Forty-seventh Supplemental Indentures, being herein sometimes called the “Mortgage”); and

WHEREAS the Original Mortgage and the First through Forty-sixth Supplemental Indentures have been appropriately filed or recorded in various official records in the States of Washington, Idaho, Montana and Oregon, as set forth in the First through Forty-seventh Supplemental Indentures and the Instrument of Further Assurance, dated December 15, 2001, hereinafter referred to; and

WHEREAS the Forty-seventh Supplemental Indenture, dated as of November 1, 2009, has been appropriately filed or recorded in the States of Washington, Idaho, Montana and Oregon, as set forth in Exhibit B hereto; and

WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered a Short Form Mortgage and Security Agreement, in multiple counterparts dated as of various dates in 1992, and such instrument has been appropriately filed or recorded in the various official records in the States of Montana and Oregon; and

WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered an Instrument of Further Assurance, dated as of December 15, 2001, and such instrument has been appropriately filed or recorded in the various official records in the States of Washington, Idaho, Montana and Oregon; and

WHEREAS in addition to the property described in the Mortgage the Company has acquired certain other property, rights and interests in property; and

WHEREAS Section 120 of the Original Mortgage, as heretofore amended, provides that, without the consent of any holders of bonds, the Company and the Trustee, at any time and from time to time, may enter into indentures supplemental to the Original Mortgage for various purposes set forth therein, including, without limitation, to cure ambiguities or correct defective or inconsistent provisions or to make other changes therein that shall not adversely affect the interests of the holders of bonds of any series in any material respect or to establish the form or terms of bonds of any series as contemplated by Article II; and

WHEREAS Section 8 of the Original Mortgage, as heretofore amended, provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company or by Treasurer’s Certificate, or shall be set forth in an indenture supplemental to the Original Mortgage; that the form of such series, as so established, shall specify the descriptive title of the bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage as the Company may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS the Company now desires to create two new series of bonds; and

WHEREAS the execution and delivery by the Company of this Forty-eighth Supplemental Indenture, and the terms of the Bonds of the Forty-eighth and Forty-ninth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors, and all things necessary to make this Forty-eighth Supplemental Indenture a valid, binding and legal instrument have been performed;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby confirms the estate, title and rights of the Trustee (including, without limitation, the lien of the Mortgage on the property of the Company subjected thereto, whether now owned or hereafter acquired) held as security for the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage according to their tenor and effect and the performance of all the provisions of the Mortgage and of such bonds, and, without limiting the generality of the foregoing, hereby confirms the grant, bargain, sale, release, conveyance, assignment, transfer, mortgage, pledge, setting over and confirmation unto the Trustee, contained in the Mortgage, of all the following described properties of the Company, whether now owned or hereafter acquired, namely:

All of the property, real, personal and mixed, of every character and wheresoever situated (except any hereinafter or in the Mortgage expressly excepted) which the Company now owns or, subject to the provisions of Section 87 of the Original Mortgage, may hereafter acquire prior to the satisfaction and discharge of the Mortgage, as fully and completely as if herein or in the Mortgage specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in Mortgage) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all motor vehicles and automobiles; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company’s franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.

The property so conveyed or intended to be so conveyed under the Mortgage shall include, but shall not be limited to, the property set forth in Exhibit C hereto, the particular description of which is intended only to aid in the identification thereof and shall not be construed as limiting the force, effect and scope of the foregoing.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

THE COMPANY HEREBY CONFIRMS that, subject to the provisions of Section 87 of the Original Mortgage, all the property, rights, and franchises acquired by the Company after the date thereof (except any hereinbefore or hereinafter or in the Mortgage expressly excepted) are and shall be as fully embraced within the lien of the Mortgage as if such property, rights and franchises had been owned by the Company at the date of the Original Mortgage and had been specifically described therein.

PROVIDED THAT the following were not and were not intended to be then or now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed under the Mortgage and were, are and shall be expressly excepted from the lien and operation of the Mortgage namely: (l) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Mortgage by reason of the occurrence of a Completed Default as defined in said Article XII.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company in the Mortgage as aforesaid, or intended so to be, unto the Trustee, and its successors, heirs and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as set forth in the Mortgage, this Forty-eighth Supplemental Indenture being supplemental to the Mortgage.

AND IT IS HEREBY FURTHER CONFIRMED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property in the Mortgage described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Original Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

ARTICLE I

Forty-eighth Series of Bonds

SECTION 1.

(I) There shall be a series of bonds designated “Collateral Series 2010A” (herein sometimes referred to as the “Forty-eighth Series”), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, is set forth on Exhibit D hereto. Bonds of the Forty-eighth Series shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, any amount in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in Section 10 of the Mortgage provided.

(II) The Bonds of the Forty-eighth Series shall mature, bear interest, be payable, be redeemable and be otherwise as set forth below:

(a) the Bonds of the Forty-eighth Series shall be initially authenticated and delivered under the Mortgage in the aggregate principal amount of $66,700,000, which principal amount is equal to the outstanding aggregate principal amount of the 2010A Revenue Bonds, and shall mature on October 1, 2032, which is the stated maturity date of the 2010A Revenue Bonds;

(b) the Bonds of the Forty-eighth Series shall bear interest at the same rate or rates as shall be in effect from time to time in respect of the 2010A Revenue Bonds; and interest on such bonds shall be payable at the same times as interest is payable on the 2010A Revenue Bonds;

(c) the principal of and interest on each Bond of the Forty-eighth Series payable at Maturity shall be payable upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency as at the time of payment is legal tender for public and private debts. The interest on each Bond of the Forty-eighth Series (other than interest payable at Maturity) shall be payable directly to the registered owner thereof;

(d) the Bonds of the Forty-eighth Series shall not be redeemable, in whole or in part, at the option of the Company; and

(e)(i) the Bonds of the Forty-eighth Series are to be issued and delivered to the 2010A Revenue Bond Trustee in order to secure the obligations of the Company under Section 4.01 of the 2010A Loan Agreement;

                         (ii) in the event that any 2010A Revenue Bonds are to be redeemed pursuant to Section 4.03 of the 2010A Revenue Bond Indenture following a Determination of Taxability (as defined in the 2010A Revenue Bond Indenture), Bonds of the Forty-eighth Series, in a principal amount equal to the principal amount of 2010A Revenue Bonds to be redeemed, shall be redeemed on the date fixed for redemption of the 2010A Revenue Bonds, at the principal amount thereof plus accrued interest to the redemption date;

                         (iii) in the event that all 2010A Revenue Bonds have become immediately due and payable pursuant to Section 9.02(a) of the 2010A Revenue Bond Indenture following the occurrence of an Event of Default (as defined in the 2010A Revenue Bond Indenture), the Bonds of the Forty-eighth Series (unless already due and payable) shall thereupon be redeemed at the principal amount thereof plus accrued interest to the redemption date (the obligation to effect such redemption being rescinded upon the rescission of such acceleration);

                         (iv) the obligation of the Company to make any payment of the principal of or interest on the Bonds of the Forty-eighth Series shall be reduced by the amount of any moneys held by the 2010A Revenue Bond Trustee under the Revenue Bond Indenture and available to make the corresponding payment of the principal of or interest on the 2010A Revenue Bonds;

                        (v) the Trustee shall be entitled to presume that the obligation of the Company to pay the principal of and interest on the Bonds of the Forty-eighth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 2010A Revenue Bond Trustee, signed by an authorized officer thereof, stating that the principal of and/or interest on the Bonds of the Forty-eighth Series has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment; and

                         (vi) Anything in this Supplemental Indenture or in the Bonds of the Forty-eighth Series to the contrary notwithstanding, if, at the time of the Maturity of the Bonds of the Forty-eighth Series, the stated aggregate principal amount of such Bonds then Outstanding shall exceed the aggregate principal amount of 2010A Revenue Bonds then outstanding, the aggregate principal amount of such Bonds shall be deemed to have been reduced by the amount of such excess.

(III) The Bonds of the Forty-eighth Series shall be non-transferrable except to a successor trustee under the 2010A Revenue Bond Indenture. No service charge shall be made for the registration of transfer or exchange of Bonds of the Forty-eighth Series.

In the event of an application by the 2010A Revenue Bond Trustee for a substituted Bond of the Forty-eighth Series pursuant to Section 16 of the Original Mortgage, the 2010A Revenue Bond Trustee shall not be required to provide any indemnity or pay any expenses or charges as contemplated in said Section 16.

(IV) For all purposes of this Article I, except as otherwise expressly provided or unless the context otherwise requires, the terms defined below shall have the meanings specified:

“City” means the City of Forsyth, Montana, a political subdivision of the State of Montana.

“2010A Loan Agreement” means the Loan Agreement, dated as of December 1, 2010, between the City and the Company, relating to the 2010A Revenue Bonds.

“2010A Revenue Bonds” means the Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 2010A issued by the City.

“2010A Revenue Bond Indenture” means the Trust Indenture, dated as of December 1, 2010, between the City and The Bank of New York Mellon Trust Company, N.A., trustee, relating to the 2010A Revenue Bonds.

“2010A Revenue Bond Trustee” means the trustee under the 2010A Revenue Bond Indenture.

(V) The Bonds of the Forty-eighth Series shall have such other terms as are set forth in the form of bond attached hereto as Exhibit D.

Copies of the 2010A Revenue Bond Indenture and the 2010A Loan Agreement are on file at the office of the 2010A Revenue Bond Trustee at 601 Union Street, Suite 520, Seattle, WA 98101-2321 and at the office of the Company at 1411 East Mission Avenue, Spokane, WA 99202.

ARTICLE II

Forty-ninth Series of Bonds

SECTION 1.

(I) There shall be a series of bonds designated “Collateral Series 2010B” (herein sometimes referred to as the “Forty-ninth Series”), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, is set forth on Exhibit D hereto. Bonds of the Forty-ninth Series shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, any amount in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in Section 10 of the Mortgage provided.

(II) The Bonds of the Forty-ninth Series shall mature, bear interest, be payable, be redeemable and be otherwise as set forth below:

(a) the Bonds of the Forty-ninth Series shall be initially authenticated and delivered under the Mortgage in the aggregate principal amount of $17,000,000, which principal amount is equal to the outstanding aggregate principal amount of the 2010B Revenue Bonds, and shall mature on March 1, 2034, which is the stated maturity date of the 2010B Revenue Bonds;

(b) the Bonds of the Forty-ninth Series shall bear interest at the same rate or rates as shall be in effect from time to time in respect of the 2010B Revenue Bonds; and interest on such bonds shall be payable at the same times as interest is payable on the 2010B Revenue Bonds;

(c) the principal of and interest on each Bond of the Forty-ninth Series payable at Maturity shall be payable upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency as at the time of payment is legal tender for public and private debts. The interest on each Bond of the Forty-ninth Series (other than interest payable at Maturity) shall be payable directly to the registered owner thereof;

(d) the Bonds of the Forty-ninth Series shall not be redeemable, in whole or in part, at the option of the Company; and

(e)(i) the Bonds of the Forty-ninth Series are to be issued and delivered to the 2010B Revenue Bond Trustee in order to secure the obligations of the Company under Section 4.01 of the 2010B Loan Agreement;

                        (i) in the event that any 2010B Revenue Bonds are to be redeemed pursuant to Section 4.03 of the 2010B Revenue Bond Indenture following a Determination of Taxability (as defined in the 2010B Revenue Bond Indenture), Bonds of the Forty-ninth Series, in a principal amount equal to the principal amount of 2010B Revenue Bonds to be redeemed, shall be redeemed on the date fixed for redemption of the 2010B Revenue Bonds, at the principal amount thereof plus accrued interest to the redemption date;

                         (ii) in the event that all 2010B Revenue Bonds have become immediately due and payable pursuant to Section 9.02(a) of the 2010B Revenue Bond Indenture following the occurrence of an Event of Default (as defined in the 2010B Revenue Bond Indenture), the Bonds of the Forty-ninth Series (unless already due and payable) shall thereupon be redeemed at the principal amount thereof plus accrued interest to the redemption date (the obligation to effect such redemption being rescinded upon the rescission of such acceleration);

                         (iii) the obligation of the Company to make any payment of the principal of or interest on the Bonds of the Forty-ninth Series shall be reduced by the amount of any moneys held by the 2010B Revenue Bond Trustee under the Revenue Bond Indenture and available to make the corresponding payment of the principal of or interest on the 2010B Revenue Bonds;

                        (iv) the Trustee shall be entitled to presume that the obligation of the Company to pay the principal of and interest on the Bonds of the Forty-ninth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the 2010B Revenue Bond Trustee, signed by an authorized officer thereof, stating that the principal of and/or interest on the Bonds of the Forty-ninth Series has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment; and

                         (v) Anything in this Supplemental Indenture or in the Bonds of the Forty-ninth Series to the contrary notwithstanding, if, at the time of the Maturity of the Bonds of the Forty-ninth Series, the stated aggregate principal amount of such Bonds then Outstanding shall exceed the aggregate principal amount of 2010B Revenue Bonds then outstanding, the aggregate principal amount of such Bonds shall be deemed to have been reduced by the amount of such excess.

(III) The Bonds of the Forty-ninth Series shall be non-transferrable except to a successor trustee under the 2010B Revenue Bond Indenture. No service charge shall be made for the registration of transfer or exchange of Bonds of the Forty-ninth Series.

In the event of an application by the 2010B Revenue Bond Trustee for a substituted Bond of the Forty-ninth Series pursuant to Section 16 of the Original Mortgage, the 2010B Revenue Bond Trustee shall not be required to provide any indemnity or pay any expenses or charges as contemplated in said Section 16.

(IV) For all purposes of this Article II, except as otherwise expressly provided or unless the context otherwise requires, the terms defined below shall have the meanings specified:

“City” means the City of Forsyth, Montana, a political subdivision of the State of Montana.

“2010B Loan Agreement” means the Loan Agreement, dated as of December 1, 2010, between the City and the Company, relating to the 2010B Revenue Bonds.

“2010B Revenue Bonds” means the Pollution Control Revenue Refunding Bonds (Avista Corporation Colstrip Project) Series 2010B issued by the City.

“2010B Revenue Bond Indenture” means the Trust Indenture, dated as of December 1, 2010, between the City and The Bank of New York Mellon Trust Company, N.A., trustee, relating to the 2010B Revenue Bonds.

“2010B Revenue Bond Trustee” means the trustee under the 2010B Revenue Bond Indenture.

(V) The Bonds of the Forty-ninth Series shall have such other terms as are set forth in the form of bond attached hereto as Exhibit D.

Copies of the 2010B Revenue Bond Indenture and the 2010B Loan Agreement are on file at the office of the 2010B Revenue Bond Trustee at 601 Union Street, Suite 520, Seattle, WA 98101-2321 and at the office of the Company at 1411 East Mission Avenue, Spokane, WA 99202.

ARTICLE III

Outstanding Bonds

Upon the delivery of this Forty-eighth Supplemental Indenture, Bonds of the Forty-eighth Series in the aggregate principal amount of $66,700,000 and Bonds of the Forty-ninth Series in the aggregate principal amount of $17,000,000 are to be issued and will be Outstanding, in addition to $1,428,000,000 aggregate principal amount of bonds of prior series Outstanding at the date of delivery of this Forty-eighth Supplemental Indenture (which amount excludes $66,700,000 in aggregate principal amount of First Mortgage Bonds, Collateral Series 2005B, to be retired simultaneously with the issuance and delivery of the bonds of the Forty-eighth and Forty-ninth Series).

ARTICLE IV

Miscellaneous Provisions

SECTION 1. The terms defined in the Original Mortgage shall, for all purposes of this Forty-eighth Supplemental Indenture, have the meanings specified in the Original Mortgage.

SECTION 2. The Trustee hereby confirms its acceptance of the trusts in the Original Mortgage declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions in the Original Mortgage set forth, including the following:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-eighth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVI of the Original Mortgage, shall apply to and form part of this Forty-eighth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Forty-eighth Supplemental Indenture.

SECTION 3. Whenever in this Forty-eighth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XV and XVI of the Original Mortgage be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Forty-eighth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 4. Nothing in this Forty-eighth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Forty-eighth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Forty-eighth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

SECTION 5. This Forty-eighth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 6. The titles of the several Articles of this Forty-eighth Supplemental Indenture shall not be deemed to be any part thereof.

IN WITNESS WHEREOF, on the 7th day of December, 2010, AVISTA CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Corporate Secretary or one of its Assistant Corporate Secretaries for and in its behalf, all in The City of Spokane, Washington, as of the day and year first above written; and on the 7th day of December, 2010, CITIBANK, N.A., has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or one of its Senior Trust Officers or one of its Trust Officers and its corporate seal to be attested by one of its Vice Presidents or one of its Trust Officers, all in The City of New York, New York, as of the day and year first above written.

AVISTA CORPORATION

By:	/s/ Jason R. Thackston
Name: Jason R. Thackston
Title: Vice President

Attest:

/s/ Susan Y. Fleming
Name: Susan Y. Fleming
Title: Assistant Corporate Secretary

Executed, sealed and delivered by AVISTA CORPORATION in the presence of:

/s/ Diane C. Thoren
Name: Diane C. Thoren

/s/ Ryan Krasselt
Name: Ryan Krasselt

CITIBANK, N.A., AS TRUSTEE

By:	/s/ Wafaa Orfy
Name: Wafaa Orfy
Title: Vice President

Attest:

/s/ Louis Piscitelli
Name: Louis Piscitelli
Title: Vice President

Executed, sealed and delivered by CITIBANK, N.A., as trustee. in the presence of:

/s/ John Hannon
Name: John Hannon

/s/ Cirino Emanuele
Name: Cirino Emanuele

STATE OF WASHINGTON	)
) ss.:
COUNTY OF SPOKANE	)

On the 7th day of December, 2010, before me personally appeared Jason R. Thackston, to me known to be a Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

On the 7th day of December, 2010, before me, a Notary Public in and for the State and County aforesaid, personally appeared Jason R. Thackston, known to me to be a Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Rae An Cornell
Notary Public

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 7th day of December, 2010, before me personally appeared Wafaa Orfy, to me known to be a Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

On the 7th day of December, 2010, before me, a Notary Public in and for the State and County aforesaid, personally appeared Wafaa Orfy, known to me to be an Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Noreen Iris Santos
Notary Public

Notary Stamp

NOREEN IRIS SANTOS
Notary Public, State of New York
Registration #01SA6228750
Qualified in Nassau County
Commission Expires Sept. 27, 2014

EXHIBIT A

MORTGAGE, SUPPLEMENTAL INDENTURES

AND SERIES OF BONDS

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION

Original	June 1, 1939	1	3 1/2% Series due 1964	$22,000,000	None

First	October 1, 1952	2	3 3/4% Series due 1982	30,000,000	None

Second	May 1, 1953	3	3 7/8% Series due 1983	10,000,000	None

Third	December 1, 1955		None

Fourth	March 15, 1957		None

Fifth	July 1, 1957	4	4 7/8% Series due 1987	30,000,000	None

Sixth	January 1, 1958	5	4 1/8% Series due 1988	20,000,000	None

Seventh	August 1, 1958	6	4 3/8% Series due 1988	15,000,000	None

Eighth	January 1, 1959	7	4 3/4% Series due 1989	15,000,000	None

Ninth	January 1, 1960	8	5 3/8% Series due 1990	10,000,000	None

Tenth	April 1, 1964	9	4 5/8% Series due 1994	30,000,000	None

Eleventh	March 1,1965	10	4 5/8% Series due 1995	10,000,000	None

Twelfth	May 1, 1966		None

Thirteenth	August 1, 1966	11	6% Series due 1996	20,000,000	None

Fourteenth	April 1, 1970	12	9 1/4% Series due 2000	20,000,000	None

Fifteenth	May 1, 1973	13	7 7/8% Series due 2003	20,000,000	None

Sixteenth	February 1, 1975	14	9 3/8% Series due 2005	25,000,000	None

Seventeenth	November 1, 1976	15	8 3/4% Series due 2006	30,000,000	None

Eighteenth	June 1, 1980		None

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION

Nineteenth	January 1, 1981	16	14 1/8% Series due 1991	40,000,000	None

Twentieth	August 1, 1982	17	15 3/4% Series due 1990-1992	60,000,000	None

Twenty-First	September 1, 1983	18	13 1/2% Series due 2013	60,000,000	None

Twenty-Second	March 1, 1984	19	13 1/4% Series due 1994	60,000,000	None

Twenty-Third	December 1, 1986	20	9 1/4% Series due 2016	80,000,000	None

Twenty-Fourth	January 1, 1988	21	10 3/8% Series due 2018	50,000,000	None

Twenty-Fifth	October 1, 1989	22 23	7 1/8% Series due 2013 7 2/5% Series due 2016	66,700,000 17,000,000	None None

Twenty-Sixth	April 1, 1993	24	Secured Medium-Term Notes, Series A ($250,000,000 authorized)	250,000,000	43,000,000

Twenty-Seventh	January 1, 1994	25	Secured Medium-Term Notes, Series B ($250,000,000 authorized)	161,000,000	None

Twenty-Eighth	September 1, 2001	26	Collateral Series due 2002	220,000,000	None

Twenty-Ninth	December 1, 2001	27	7.75% Series due 2007	150,000,000	None

Thirtieth	May 1, 2002	28	Collateral Series due 2003	225,000,000	None

Thirty-first	May 1, 2003	29	Collateral Series due 2004	245,000,000	None

Thirty-second	September 1, 2003	30	6.125% Series due 2013	45,000,000	45,000,000

MORTGAGE OR SUPPLEMENTAL INDENTURE	DATED AS OF	SERIES		PRINCIPAL AMOUNT ISSUED	PRINCIPAL AMOUNT OUTSTANDING
		NO.	DESIGNATION

Thirty-third	May 1, 2004	31	Collateral Series due 2005	350,000,000	None

Thirty-fourth	November 1, 2004	32	5.45% Series due 2019	90,000,000	90,000,000

Thirty-fifth	December 1, 2004	33	Collateral Series 2004A	88,850,000	25,000,000

Thirty-sixth	December 1, 2004	34	Collateral Series 2004B	66,700,000	None

		35	Collateral Series 2004C	17,000,000	None

Thirty-seventh	December 1, 2004	36	Collateral Series 2004D	350,000,000	None

Thirty-eighth	May 1, 2005	37	Collateral Series 2005B	66,700,000	66,700,000(1)

		38	Collateral Series 2005C	17,000,000	None

Thirty-ninth	November 1, 2005	39	6.25% Series due 2035	100,000,000 50,000,000	100,000,000 50,000,000

Fortieth	April 1, 2006	40	Collateral Series due 2011	320,000,000	320,000,000

Forty-first	December 1, 2006	41	5.70% Series due 2037	150,000,000	150,000,000

Forty-second	April 1, 2008	42	5.95% Series due 2018	250,000,000	250,000,000

Forty-third	November 1, 2008	43	Collateral Series 2008A	200,000,000	None

Forty-fourth	December 1, 2008	44	7.25% Series due 2013	30,000,000	30,000,000

Forty-fifth	December 1, 2008	45	Collateral Series 2008B	17,000,000	None

Forty-sixth	September 1, 2009	46	5.125% Series due 2022	250,000,000	250,000,000

Forty-seventh	September 1, 2009	47	Collateral Series 2009A	75,000,000	75,000,000

(1)	To be retired in connection with the issuance and delivery of the First Mortgage Bonds, Collateral Series 2010A.

EXHIBIT B

FILING AND RECORDING OF

FORTY-SEVENTH SUPPLEMENTAL INDENTURE

FILING IN STATE OFFICES

State	Office of	Date	Financing Statement Document Number

Washington	Secretary of State	1/19/10	2010-020-6503-9

Idaho	Secretary of State	1/19/10	B2010-1074105-5

Montana	Secretary of State	1/19/10	577254030

Oregon	Secretary of State	1/19/10	8444309

RECORDING IN COUNTY OFFICES

		Real Estate Mortgage Records
County	Office of	Date	Document Number	Book	Page	Financing Statement Document Number

Washington

Adams	Auditor	1/19/10	294186	N/A	N/A	N/A

Asotin	Auditor	1/19/10	317109	N/A	N/A	N/A

Benton	Auditor	1/19/10	2010-001413	N/A	N/A	N/A

Douglas	Auditor	1/19/10	3140787	N/A	N/A	N/A

Ferry	Auditor	1/19/10	276008	N/A	N/A	N/A

Franklin	Auditor	1/19/10	1745059	N/A	N/A	N/A

Garfield	Auditor	1/19/10	20100040	N/A	N/A	N/A

Grant	Auditor	1/19/10	1266000	N/A	N/A	N/A

Klickitat	Auditor	1/19/10	1086736	N/A	N/A	N/A

Lewis	Auditor	1/19/10	3339583	N/A	N/A	N/A

Lincoln	Auditor	1/19/10	2010-0454285	100	4198	N/A

Pend Oreille	Auditor	1/20/10	2010-0304211	N/A	N/A	N/A

Skamania	Auditor	1/25/10	2010174763	N/A	N/A	N/A

Spokane	Auditor	1/29/10	5871475	N/A	N/A	N/A

Stevens	Auditor	1/19/10	2010 0000420	N/A	N/A	N/A

Thurston	Auditor	2/1/10	4134285	N/A	N/A	N/A

Whitman	Auditor	1/19/10	697257	N/A	N/A	N/A

Idaho

B-1

RECORDING IN COUNTY OFFICES

		Real Estate Mortgage Records
County	Office of	Date	Document Number	Book	Page	Financing Statement Document Number

Benewah	Recorder	1/19/10	256186	N/A	N/A	N/A

Bonner	Recorder	1/19/10	786462	N/A	N/A	N/A

Boundary	Recorder	1/19/10	245318	N/A	N/A	N/A

Clearwater	Recorder	1/19/10	213420	N/A	N/A	N/A

Idaho	Recorder	1/19/10	470594	N/A	N/A	N/A

Kootenai	Recorder	1/19/10	2249762000	N/A	N/A	N/A

Latah	Recorder	1/20/10	534934	N/A	N/A	N/A

Idaho (cont.)		-	-	-	-	-

Lewis	Recorder	1/19/10	138074	N/A	N/A	N/A

Nez Perce	Recorder	1/19/10	777152	N/A	N/A	N/A

Shoshone	Recorder	1/19/10	455806	N/A	N/A	N/A

Montana

Big Horn	Clerk & Recorder	1/19/10	342311	109	1	N/A

Broadwater	Clerk & Recorder	1/19/10	162665	128	207	N/A

Golden Valley	Clerk & Recorder	1/19/10	80204	M	14691	N/A

Meagher	Clerk & Recorder	1/19/10	137369	N/A	N/A	N/A

Mineral	Clerk & Recorder	1/19/10	106046	N/A	N/A	N/A

Rosebud	Clerk & Recorder	1/20/10	106346	128	195	N/A

Sanders	Clerk & Recorder	1/19/10	68270	N/A	N/A	N/A

Stillwater	Clerk & Recorder	1/19/10	342952	N/A	N/A	N/A

Treasure	Clerk & Recorder	1/19/10	81040	19	373	N/A

Wheatland	Clerk & Recorder	1/19/10	106122	M	21658	N/A

Yellowstone	Clerk & Recorder	1/19/10	3537916	N/A	N/A	N/A

Oregon

Douglas	Recorder	1/20/10	2010-002165	N/A	N/A	N/A

Jackson	Recorder	1/20/10	2010-002237	N/A	N/A	N/A

Josephine	Recorder	1/19/10	2010-000654	N/A	N/A	N/A

Klamath	Recorder	1/20/10	2010-000708	N/A	N/A	N/A

Morrow	Recorder	1/19/10	2010-25380	N/A	N/A	N/A

Union	Recorder	1/19/10	20100193	N/A	N/A	N/A

Wallowa	Recorder	1/19/10	63060	N/A	N/A	N/A

B-2

EXHIBIT C

PROPERTY ADDITIONS

First

THE ADDITIONAL ELECTRIC SUBSTATIONS AND SUBSTATION SITES OF THE COMPANY, in the State of Washington, including all buildings, structures, towers, poles, equipment, appliances and devices for transforming, converting and distributing electric energy, and the lands of the company on which the same are situated and all of the company’s real estate and interests therein, machinery, equipment, appliances, devices, appurtenances and supplies, franchises, permits and other rights and other property forming a part of said substations or any of them, or used or enjoyed or capable of being used or enjoyed in connection with any thereof, including, but not limited to, the following situated in the States of Washington and Idaho, to wit:

1.	Lincoln County, WA: “Reardan Twin Buttes 115kV Sub”; Property No. WA-22-033; Grantor: James S. and Jo Ann Roberts; Portion of SW/4 NW/4 and NW/4 W/4 of Section 9, Township 24 North, Range 39 East, W.M.

2.	Bonner County, ID: “Old Town 115kV Sub”; Property No. ID-7B-041; Grantor: Bonner County Board of Commissioners; 35’ x 250’ strip of vacated Diamond Lumber Road in NW/4 SE/4 SE/4 of Section 24, Township 56 North, Range 6 West, B.M.

3.	Kootenai County, ID: “Carlin Bay 115kV Sub”; Property No. ID-K-047; Grantor: Jeanine Deborah Kraack; Ptn of NW/4 of Section 5, Township 48 North, Range 3 West, B.M.

4.	Pinecroft Spokane County, Washington: “Irvin 115kV Sub”; Property No. WA-32-082; Grantor: LLC; Parcel 3-F Record of Survey in SW/4, Section 3, Township 25 North, Range 44 East, W.M.

5.	Latah County, Idaho: “Moscow 230kV Substation”; Property No. ID-1L-031; Grantor: George Wallace Johnson and Gerald Walter Johnson; Ptn of SW/4 NW/4 and NW/4 SW/4 in Section 14, Township 39 North Range 5 West, B.M.

C-1

Second

BUSINESS OFFICE/S AND OR REAL ESTATE, in the State of Washington, to wit:

1.	Spokane County, WA: “North Center Properties”; Property No. WA-32-004; Grantor: Barry Van Wert; Portion of W/2 of Block 6, Ross Court addition to City of Spokane, located in the SW/4 of Section 9, Township 25 North, Range 43 East, W.M.

2.	Spokane County, WA: “North Center Properties”; Property No. WA-32-004; Grantor: Michael J. Allen; Lot 1, Block One, Hamlin’s Subdivision of East Half of Block 6, Ross Court Addition to City of Spokane, located in the SW/4 of Section 9, Township 25 North, Range 43 East, W.M.

3.	Whitman County, Washington: “Pullman Service Center”; Property No. WA-38-001; Grantor: State of Washington; SW/4 NW/4 in Section 3, Township 14 North, Range 45 East, W.M.

4.	Spokane County, Washington: “North Crescent Properties”; Property No. WA-32-004; Grantor: Zachary & Caroline King; Lots 3 and 10, Hole’s Subdivision of Block 13, Ross Park Addition in SW/4 of Section 9, Township 25 North, Range 43 East, W.M.

Third

ADDITIONAL PROTECTION, MITIGATION AND ENHANCEMENT PROPERTY of the Company, in the State of Idaho, real, personal, or mixed, acquired, constructed and/or installed in, on, under and/or proximate to the Company’s Clark Fork hydroelectric development (including, without limitation, the Cabinet Gorge Hydroelectric Generating Station and the Noxon Rapids Hydroelectric generating Station) for the purpose of protecting and/or enhancing wildlife (including fish and aquatic life), botanical life and/or wetlands, and/or mitigating any harm or damage thereto, and all other property, real, personal or mixed, used or enjoyed or capable of being used or enjoyed in conjunction therewith, including, but not limited to, the following in the State of Idaho, to wit:

1.	Bonner County, Idaho: “Cabinet Gorge Mitigation; Trestle Creek”; Property No. ID-7B-251; Grantor: State of Idaho, Department of Lands; SW/4 NE/4 and N/2 SE/4, in Section 16, Township 57 North, Range 1 East, B.M.

C-2

EXHIBIT D

(Form of Bond)

This bond is non-transferable, except to a successor

trustee under the 2010     Revenue Bond Indenture (as defined herein).

AVISTA CORPORATION

First Mortgage Bond,

Collateral Series 2010

REGISTERED	REGISTERED

NO.	$

AVISTA CORPORATION, a corporation of the State of Washington (hereinafter called the Company), for value received, hereby promises to pay to

, as trustee under the 2010      Revenue Bond Indenture (as defined in the Supplemental Indenture hereinafter referred to) or registered assigns on

DOLLARS

and to pay the registered owner hereof interest thereon at the respective rate or rates as shall be in effect from time to time in respect of the 2010     Revenue Bonds (as defined in the Supplemental Indenture hereinafter referred to) until the Company’s obligation with respect to the payment of such principal shall have been discharged; and such interest shall be payable at the same times as interest is payable on the 2010     Revenue Bonds. The principal of and interest on this bond payable at Maturity (as hereinafter defined) shall be payable upon presentation hereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. The interest on this bond (other than interest payable at Maturity) shall be paid directly to the registered owner hereof. Interest payable at Maturity shall be paid to the person to whom principal shall be paid. As used herein, the term “Maturity” shall mean the date on which the principal of this bond becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.

This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, Collateral Series 2010    , all bonds of all such series being issued and issuable under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the

Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust, dated as of June 1, 1939 (the “Original Mortgage”), executed by the Company (formerly known as The Washington Water Power Company) to City Bank Farmers Trust Company and Ralph E. Morton, as Trustees (Citibank, N.A., successor Trustee to both said Trustees). The Original Mortgage has been amended and supplemented by various supplemental indentures and other instruments, including the Forty-eighth Supplemental Indenture, dated as of December 1, 2010 (the “Forty-eighth Supplemental Indenture”) and, as so amended and supplemented, is herein called the “Mortgage.” Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustee in respect thereof, the duties and immunities of the Trustee and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. If there shall be a conflict between the terms of this bond and the provisions of the Mortgage, the provisions of the Mortgage shall control to the extent permitted by law. The holder of this bond, by its acceptance hereof shall be deemed to have consented and agreed to all of the terms and provisions of the Mortgage.

The Mortgage may be modified or altered by affirmative vote of the holders of at least 60% in principal amount of the bonds outstanding under the Mortgage, considered as one class, or, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then such modification or alteration may be effected with the affirmative vote only of 60% in principal amount of the bonds outstanding of the series so to be affected, considered as one class, and, furthermore, for limited purposes, the Mortgage may be modified or altered without any consent or other action of holders of any series of bonds. No modification or alteration shall, however, permit an extension of the Maturity of the principal of, or interest on, this bond or a reduction in such principal or the rate of interest hereon or any other modification in the terms of payment of such principal or interest or the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property without the consent of the holder hereof.

The bonds of this series are not redeemable, in whole or in part, at the option of the Company.

The bonds of this series have been issued and delivered to the 2010     Revenue Bond Trustee in order to secure the Company’s obligations under the 2010     Loan Agreement (as such terms are defined in the Forty-eighth Supplemental Indenture).

In the event that any 2010     Revenue Bonds are to be redeemed pursuant to Section 4.03 of the 2010     Revenue Bond Indenture (as defined in the Forty-eighth Supplemental Indenture) following a Determination of Taxability (as defined in the 2010     Revenue Bond Indenture), bonds of this series, in a principal amount equal to the principal amount of 2010     Revenue Bonds to be redeemed, shall be redeemed on the date fixed for redemption of the 2010     Revenue Bonds, at the principal amount thereof plus accrued interest to the redemption date.

In the event that all 2010     Revenue Bonds have become immediately due and payable pursuant to Section 9.02(a) of the 2010     Revenue Bond Indenture following the occurrence of an Event of Default (as defined in the 2010     Revenue Bond Indenture), the bonds of this series (unless already due and payable) shall thereupon be redeemed at the principal amount thereof plus accrued interest to the redemption date (the obligation to effect such redemption being rescinded upon the rescission of such acceleration).

The obligation of the Company to make any payment of the principal of or interest on the bonds of this series shall be reduced by the amount of any moneys held by the 2010     Revenue Bond Trustee under the 2010     Revenue Bond Indenture and available to make the corresponding payment of the principal of or interest on the 2010     Revenue Bonds.

Anything in this bond to the contrary notwithstanding, if, at the time of the Maturity of the bonds of this series, the stated aggregate principal amount of such bonds then outstanding shall exceed the aggregate principal amount of 2010     Revenue Bonds then outstanding, the aggregate principal amount of such bonds shall be deemed to have been reduced by the amount of such excess.

The principal hereof may be declared or may become due prior to the stated maturity date on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Completed Default as in the Mortgage provided.

As provided in the Mortgage and subject to certain limitations therein set forth, this bond or any portion of the principal amount hereof will be deemed to have been paid if there has been irrevocably deposited with the Trustee moneys or direct obligations of or obligations guaranteed by the United States of America, the principal of and interest on which when due, and without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and premium, if any, and interest on this bond when due.

The Mortgage contains terms, provisions and conditions relating to the consolidation or merger of the Company with or into, and the conveyance or other transfer, or lease, of assets to, another Corporation and to the assumption by such other Corporation, in certain circumstances, of all of the obligations of the Company under the Mortgage and on the bonds secured thereby.

This bond is non-transferable except as required to effect transfer to any successor trustee under the 2010     Revenue Bond Indenture, any such transfer to be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer whenever required by the Company duly executed by the registered owner or by its duly authorized attorney, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until Citibank, N.A., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, AVISTA CORPORATION has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Corporate Secretary or one of its Assistant Corporate Secretaries by his signature or a facsimile thereof.

Dated:

AVISTA CORPORATION

By:
Name:
Title:

ATTEST:

TRUSTEE’S CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

CITIBANK, N.A.
Trustee

By:
Authorized Officer

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within bond of AVISTA CORPORATION and does hereby irrevocably constitute and appoint             , Attorney, to transfer said bond on the books of the within-mentioned Company, will full power of substitution in the premises.

Dated:

[signature of assignor]

Notice: The signature to this assignment must correspond with the name as written upon the face of the bond in every particular without alteration or enlargement or any change whatsoever.